EXHIBIT 3.1
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REMARK HOLDINGS, INC.
REMARK HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1. The name of the Corporation is Remark Holdings, Inc. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 23, 2014 and amended on January 12, 2016, June 7, 2016 and April 6, 2017 (as amended, the “Certificate of Incorporation”).
2. This Certificate of Amendment amends and restates Section 1 of Article IV of the Certificate of Incorporation to read in its entirety as follows:
Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Three Hundred One Million (301,000,000) shares, of which Three Hundred Million (300,000,000) shares shall be Common Stock, par value $0.001 per share (hereinafter called “Common Stock”) and One Million (1,000,000) shares shall be Preferred Stock, par value $0.001 per share (hereinafter called “Preferred Stock”).
3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL by the directors and stockholders of the Corporation.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 23rd day of July, 2020.

REMARK HOLDINGS, INC.

By:	/s/ Kai-Shing Tao
	Name:	Kai-Shing Tao
	Title:	Chief Executive Officer

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